Exhibit 16.1

ACSB Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
517 Route One	C e r t i f i e d P u b l i c A c c o u n t a n t s a n d A d v i s o r s	330 7th Avenue
Iselin, New Jersey 08830		Suite 202
732. 855.9600		New York, NY 10001
Fax:732.855.9559		212.867.1319
www.acsbco.com

September 12, 2011

Securities and Exchange Commission
100 F Street NE
Washington D.C. 20549-7561

Re: China Pediatrics Pharmaceuticals, Inc.; Commission File Number 000-52007

Dear Sirs/Madams:

We have read Item 4.01 of the Current Report on Form 8-K to be files by China Pediatrics Pharmaceuticals, Inc. on September 12, 2011 regarding our resignation, and have the following comments:

1.	We agree with the statements made as they pertain to our firm.

2.	We have no basis on which to agree or disagree with any other statements made in Item 4.01.

Yours truly,

/s/ Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
New York, NY

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